Exhibit 11.1

200 Spectrum Center Drive, Suite 1300 Irvine, CA 92618 (714) 234-5980 www.bcrgcpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form F-1A of Naoris Quantum Protocol Inc. of our audit report dated July 6, 2026, relating to the financial statements of Naoris Quantum Protocol Inc. as of March 31, 2026.

We also consent to the reference to us as an expert under the heading “Experts” in such Registration Statement.

/s/ BCRG Group

BCRG Group (PCAOB ID 7158)

Irvine, CA

August 3, 2026